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Exhibit 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement of Eagle Broadband, Inc. on Form S-3 of our report dated November 9, 2001, relating to the consolidated financial statements, which appear in the Annual Report on Form 10-KSB for the year ended August 31, 2001.


/s/ McManus & Co., P.C.

McManus & Co., P.C.
Certified Public Accountants
Rockaway, New Jersey

August 30, 2002